EXHIBIT 23




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders of
ALLTEL Corporation:


As independent public accountants, we hereby consent to the incorporation by reference in the previously filed registration statements of ALLTEL Corporation on Forms S-8 (Registration No's. 2-99523, 33-35343, 33-48476, 33-51047,
33-54175, 33-56291, 33-65199) of our report dated April 11, 1997, on our audit of the financial statements of the ALLTEL Corporation Thrift Plan as of December 31, 1996 and 1995 and for the year ended December 31, 1996, which reports are incorporated by reference in this Amendment No. 1 to the 1996 ALLTEL Corporation Annual Report on Form 10-K.





                                            /s/  ARTHUR ANDERSEN LLP
                                                 ARTHUR ANDERSEN LLP


Little Rock, Arkansas,
April 28, 1997.


                                       3